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SYSCO Corporation                       ------------
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
                                        FOR MORE INFORMATION
                                        CONTACT:  Toni R. Spigelmyer
                                                  Assistant Vice President,
                                                  Investor & Media Relations
                                                  281-584-1458


               SYSCO ANNOUNCES EXPIRATION OF INITIAL GUEST SUPPLY
                            EXCHANGE OFFERING PERIOD


     HOUSTON, March 6, 2001 -- SYSCO Corporation (NYSE: SYY) today announced the expiration of the initial offering period for the exchange offer by its wholly owned subsidiary, Sysco Food Services of New Jersey, Inc., for all of the outstanding shares of common stock of Guest Supply, Inc. (NYSE: GSY) at an exchange ratio of 0.9564 shares of SYSCO common stock for each share of Guest Supply common stock tendered. The initial offer period expired at 11:59 p.m.
(EST) on Monday, March 5, 2001. All shares of Guest Supply common stock validly tendered and not properly withdrawn prior to the expiration of the initial offer have been accepted for exchange and will be exchanged promptly for shares of SYSCO common stock.

     Based on the latest available data, approximately 7,088,330 shares of Guest Supply common stock were tendered (including through notices of guaranteed delivery) in the initial offer, which represents approximately 96.9% of all currently outstanding Guest Supply common stock. All of the conditions to complete the initial offering have been met.

     SYSCO's previously announced subsequent offering period will begin today and will expire at 11:59 p.m. (EST) on Monday, March 12, 2001. SYSCO will accept and pay for all Guest Supply shares validly tendered in the subsequent offering when they are tendered. Guest Supply shareholders who tender their Guest Supply shares in the subsequent offering will also receive approximately 0.9564 shares of SYSCO common stock for each share of Guest Supply common stock tendered. Guest Supply shares tendered in the subsequent offering may not be withdrawn.

     Headquartered in Monmouth Junction, New Jersey, Guest Supply operates principally as a distributor of personal care guest amenities, housekeeping supplies, room accessories and textiles to the lodging industry, and is a premier supplier of health and beauty aid products for consumer products companies and retailers. For the fiscal year ended September 29, 2000 Guest Supply generated sales of approximately $366 million. Guest Supply operates from 14 distribution centers located throughout the continental United States.

     SYSCO is the largest foodservice marketing and distribution organization in North America, providing food and related products and services to about 356,000 customers. The SYSCO distribution network, supported by more than 40,000 employees, currently extends throughout the entire contiguous United States, Alaska, the District of Columbia, Hawaii and portions of Canada. For fiscal 2000, which ended July 1, 2000, the company reported sales of $19.3 billion.



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Forward Looking Statements

Certain statements made herein are forward-looking statements. They include statements regarding completion of the exchange offer, as described in the final prospectus, and the consideration to be paid by SYSCO in the exchange offer. These statements are based on management's current expectations and estimates; actual results may differ materially due to certain risks and uncertainties. For example, SYSCO's ability to achieve expected results may be affected by SYSCO's failure to successfully integrate Guest Supply's operations, the failure of the transaction to close due to the inability to obtain regulatory or other approvals, failure of the Guest Supply shareholders to tender shares or to approve the merger, if that approval is necessary, failure of the combined company to retain key executives and other personnel, conditions in the economy, industry growth and internal factors, such as the ability to control expenses. For a discussion of additional factors affecting SYSCO and the exchange offer and merger, see SYSCO's Registration Statement on Form S-4, including the prospectus contained therein, as filed with the Securities and Exchange Commission on March 5, 2001.

Both companies urge investors and security holders to read the following documents, which are now or will become available, as well as other relevant documents to be filed, regarding the exchange offer and merger described above, because they contain important information:

o SYSCO Corporation's final prospectus, prospectus supplements and tender offer materials.

o SYSCO Corporation's Registration Statement on Form S-4 and Schedule TO containing or incorporating by reference certain documents and other information about SYSCO and Guest Supply.

o Guest Supply's Solicitation/Recommendation Statement on Schedule 14D-9, as amended.

o    Guest Supply's Information Statement on Schedule 14F-1.

These documents and amendments to these documents have been or will be filed with the Securities and Exchange Commission. When these and other documents are filed with the SEC, they may be obtained free at the SEC's web site at www.sec.gov. You may also obtain free copies of these documents from SYSCO Corporation by directing your request to Investor Relations by fax at (281) 584-2721.

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